As filed with the Securities and Exchange Commission on May 14, 2018

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Bitauto Holdings Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

New Century Hotel Office Tower, 6/F

No. 6 South Capital Stadium Road

Beijing 100044

The People’s Republic of China

(86-10) 6849-2345

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

The Amended and Restated 2016 Share Incentive Plan

(Full title of the plan)

Law Debenture Corporate Services Inc.

801 2nd Avenue, Suite 403

New York, New York 10017

(212) 750-6474

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Copies to:

Cynthia He Chief Financial Officer Bitauto Holdings Limited New Century Hotel Office Tower, 6/F No. 6 South Capital Stadium Road Beijing, 100044 The People’s Republic of China (86-10) 6849-2345	Z. Julie Gao, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower The Landmark 15 Queen’s Road Central Hong Kong (852) 3740-4700

Calculation of Registration Fee

Title of Securities to be Registered(1)	Amount to be Registered(2)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Ordinary Shares, par value $0.00004 per share	2,260,000	(3)(4)	$20.75	(5)	$46,895,000.00		$5,838.43
Ordinary Shares, par value $0.00004 per share	1,440,000	(3)(6)	$20.75	(5)	$29,872,800.00		$3,719.16
Ordinary Shares, par value $0.00004 per share	2,500,000	(7)	N/A	(7)	N/A	(7)	N/A	(7)
Total	6,200,000		–		$76,767,800.00		$9,557.59

(1)	These shares may be represented by the Registrant’s ADSs, each of which represents one (1) ordinary share. The Registrant’s ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File No.: 333-170313).

(2)	Represents ordinary shares issuable upon exercise of options and pursuant to other awards granted under the 2016 Share Incentive Plan, as amended and restated (the “Amended 2016 Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the Plan. Any ordinary shares covered by an award granted under the Plan (or portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of ordinary shares that may be issued under the Amended 2016 Plan. Any ordinary shares covered by an award granted under the Amended 2016 Plan (or portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of ordinary shares that may be issued under the Amended 2016 Plan.

(3)	These shares represent ordinary shares that have been added to the award pool under the original 2016 share incentive plan of the Company (the “Original 2016 Plan”), which were not previously registered under the registration statement on Form S-8 (File No.: 333-218206), as originally filed with the Securities and Exchange Commission (the “Commission”) by the Registrant on May 24, 2017 (the “Prior Registration Statement”).

(4)	These shares represent ordinary shares issuable upon the exercise of outstanding restricted share units granted under the Amended 2016 Plan as of the date of this registration statement.

(5)	The proposed maximum offering price per share is estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act based on US$20.75 per ADS, the average of the high and low prices for the Registrant’s ADSs as reported on the New York Stock Exchange on May 4, 2018.

(6)	These shares represent ordinary shares reserved for future award grants under the Amended 2016 Plan.

(7)	These shares represent ordinary shares reserved for the award pool under the Original 2016 Plan, which were registered under the Prior Registration Statement. Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities under the Amended 2016 Plan. Please see footnotes (3), (4) and (6) above. These shares were previously registered under the Prior Registration Statement.

EXPLANATORY NOTE

This registration statement on Form S-8 is being filed for registering 3,700,000 ordinary shares of the Registrant authorized for issuance under the Registrant’s Amended 2016 Plan that have been added to the award pool under the Original 2016 Plan, not previously registered.

In accordance with the Original 2016 Plan, the total number of ordinary shares reserved for issuance is 2,500,000. The Amended 2016 Plan was approved by the board of directors of the Registrant on March 15, 2018 and the maximum number of ordinary shares reserved for issuance pursuant to the awards under the 2016 Amended Plan has been increased from 2,500,000 to 6,200,000.

In accordance with General Instruction E to Form S-8: the Registrant is (i) carrying over up to 2,500,000 ordinary shares from the Prior Registration Statement and (ii) registering the offer and sale of 3,700,000 newly added ordinary shares under the Amended 2016 Plan; the registration fees allocable to the shares carried over from the Prior Registration Statement and paid in connection with the Prior Registration Statement are carried over in the registration statement.

In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference, except as otherwise set forth herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information*

Item 2.	Registrant Information and Employee Plan Annual Information*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. The documents containing information specified in this Part I will be separately provided to the participants covered by the Amended 2016 Plan, as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents previously filed by Bitauto Holdings Limited (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

(a)	The Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2017 filed on April 27, 2018; and

(b)	The description of the Registrant’s ordinary shares and ADSs incorporated by reference in the Registrant’s registration statement on Form 8-A (File No.: 001-34947) filed with the Commission on November 3, 2010, including any amendment and report subsequently filed for the purpose of updating that description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

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Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Registrant’s second amended and restated articles of association, adopted by its shareholders on November 8, 2011, provides that the Registrant shall indemnify its directors and officers against actions, costs, charges, expenses, losses, or damages incurred by such persons in their capacity as such, except through their fraud or dishonesty.

Pursuant to the indemnification agreements, the form of which was filed as Exhibit 10.2 to the Registrant’s registration statement on Form F-1, as amended (File No.: 333-170238) (the “Form F-1”), the Registrant has agreed to indemnify its directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The Underwriting Agreement, the form of which was filed as Exhibit 1.1 to the Registrant’s Form F-1, also provides for indemnification by the underwriters of the Registrant, its directors and officers for certain liabilities, including liabilities arising under the Securities Act, but only to the extent that such liabilities are caused by information relating to the underwriters furnished to the Registrant in writing expressly for use in such registration statement and certain other disclosure documents and specified in the Underwriting Agreement.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Registrant also maintains a directors and officers liability insurance policy for its directors and officers.

Item 7.	Exemption From Registration Claimed

Not applicable.

Item 8.	Exhibits

See the Index to Exhibits attached hereto.

Item 9.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

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(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to that information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on May 14, 2018.

BITAUTO HOLDINGS LIMITED

By:	/s/ Xuan Zhang
Name:	Xuan Zhang
Title:	Chief Executive Officer and Director

[Signature Page to Authorized Representative]

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, each of Xuan Zhang and Cynthia Kun He, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on May 14, 2018.

Signature	Title	Date

Chairman of the Board of
/s/ Bin Li	Directors	May 14, 2018
Bin Li

Chief Executive Officer and
/s/ Xuan Zhang	Director	May 14, 2018
Xuan Zhang	(principal executive officer)

Chief Financial Officer
/s/ Cynthia Kun He	(principal financial and	May 14, 2018
Cynthia Kun He	accounting officer)

/s/ Sidney Xuande Huang	Director	May 14, 2018
Sidney Xuande Huang

/s/ Rob Huting	Director	May 14, 2018
Rob Huting

[Signature Page to Power of Attorney of Form S-8]

Signature	Title	Date

/s/ Erhai Liu	Director	May 14, 2018
Erhai Liu

/s/ Yu Long	Director	May 14, 2018
Yu Long

/s/ Jun Hou	Director	May 14, 2018
Jun Hou

[Signature Page to Power of Attorney of Form S-8]

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Bitauto Holdings Limited has signed this registration statement or amendment thereto in New York on May 14, 2018.

Authorized U.S. Representative

By:	/s/ Giselle Manon
Name: Giselle Manon, on behalf of Law Debenture Corporate Services Inc.
Title: Service of Process Officer

[Signature Page to Authorized Representative]

EXHIBIT INDEX

Exhibit Number	Description

4.1	Second Amended and Restated Memorandum of Association and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 99.2 to the Form 6-K furnished on November 8, 2011 (File No. 001-34947))

4.2	Registrant’s Specimen Certificate for Ordinary Shares (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form F-1, as amended (File No. 333-170238))

4.3	Deposit Agreement among the Registrant, Citibank, N.A., as depositary, and holders and beneficial owners of American Depositary Shares evidenced by American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibit 4.3 to the registration statement on Form F-1, as amended (File No. 333-170238))

5.1*	Opinion of Conyers Dill & Pearman, Cayman Islands counsel to the Registrant, regarding the legality of the ordinary shares being registered

10.1*	Amended and Restated 2016 Share Incentive Plan

23.1*	Consent of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm

23.2*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

24.1*	Powers of attorney (included on signature page hereto)

* Filed herewith.